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                                                                    EXHIBIT 99.2



                             COLLEGE ROAD PROPERTIES
          STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS AND CASH TO
                        BE MADE AVAILABLE BY OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2002
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


            Revenues (1) ...............            $6,636
                                                    ------

            Operating expenses .........             1,959
            Interest expense ...........             1,670
                                                    ------
                                                     3,629
                                                    ------
            Estimated cash to be made
               available by operations .             3,007

            Depreciation expense .......             1,195
                                                    ------
            Estimated taxable
               operating income.........            $1,812
                                                    ======

(1) Excludes $259 which represents the excess of aggregate straight-line rents over rental income on a contractual basis.

         This statement of estimated taxable operating results and estimated cash to be made available by operations is an estimate of operating results of College Road Properties (the "Property") for a period of twelve months as if the Property had been acquired on October 1, 2001. The estimate is based on information provided by management and does not purport to reflect actual results for any period. This statement should be read in conjunction with the historical financial statements and notes thereto of New Valley presented in New Valley's Form 10-Q for the quarter ended September 30, 2002 and the pro forma financial statements and notes thereto of New Valley presented elsewhere in this filing.